Exhibit 99.4

Mannatech, Inc. Announces Record Quarterly Sales

Coppell, TX – August 9, 2005 Mannatech, Inc. (NASDAQ – MTEX) today announced that net sales for the second quarter ended June 30, 2005 not only achieved a new quarterly record but also exceeded $100 million for the first time in the history of the company. Net sales for the quarter of $102.6 million represented an increase of 38% over the same quarter in 2004, and net income for the quarter was $5.8 million, or $0.21 earnings per share (diluted). Comparable figures for the 2004 quarter were net income of $5.6 million and $0.20 earnings per share (diluted).

Net sales by market are shown in the table below.

	Three months ended June 30,				Six months ended June 30,
	(in millions)				(in millions)
	2004		2005		2004		2005
United States	$49.5	66.6%	$69.5	67.7%	$86.3	65.0%	$125.6	66.9%
Canada	$5.8	7.8%	$7.3	7.1%	$10.5	7.9%	$14.0	7.5%
Australia	$7.4	10.0%	$8.9	8.7%	$13.9	10.5%	$17.0	9.1%
United Kingdom	$2.6	3.5%	$2.4	2.3%	$5.4	4.1%	$4.8	2.6%
Japan	$5.9	7.9%	$9.0	8.8%	$10.9	8.2%	$16.8	8.9%
New Zealand	$3.1	4.2%	$4.1	4.0%	$5.7	4.3%	$7.7	4.1%
Republic of Korea*	$—	—%	$1.0	1.0%	$—	—%	$1.4	0.7%
Taiwan**	$—	—%	$0.4	0.4%	$—	—%	$0.4	0.2%

Total	$74.3	100.0%	$102.6	100.0%	$132.7	100.0%	$187.7	100.0%

*	Republic of Korea began its operations in September 2004.
**	Taiwan began its operations in June 2005.

Net sales for the six months ended June 30, 2005 were $187.7 million, which represented an increase of 41% compared to the same period in 2004, net income for the six month period was $10.5 million, an increase of 21% over 2004, and earnings per share (diluted) of $0.38 was up 19% compared to 2004.

The number of new and continuing independent associates and members who purchased Mannatech’s packs or products during the 12 months ended June 30, 2004 and 2005 are as follows:

	For the twelve months ended June 30,
Independent Associates and Members	2004		2005
New	150,000	47.8%	209,000	47.5%
Continuing	164,000	52.2%	231,000	52.5%

Total	314,000	100.0%	440,000	100.0%

Sam Caster, Chairman and Chief Executive Officer of Mannatech, commented on the results. “Our continued sales growth shows the value of our glyconutritional supplements to people in countries around the world. For the first time in our history, our volume for the quarter exceeded $100 million with a strong trend line. Mannatech continues to invest in the future of the company, and our earnings in the quarter reflected the impact of non-capitalizable costs associated with entry into recently opened markets in the Republic of Korea and Taiwan, our ongoing integrated systems implementation, and new product research and development. We view these expenditures as necessary to correctly position the company to take advantage of the tremendous growth potential offered by the global market as well as continued growth in our current countries of operation.”

About Mannatech

Based in Coppell, Texas, Mannatech, Incorporated is a wellness solutions provider that develops innovative, high-quality, proprietary nutritional supplements, topical products and weight management products, which are sold through a global network-marketing system operating throughout the United States and the international markets of Canada, Australia, the United Kingdom, Japan, New Zealand, the Republic of Korea, Taiwan, and Denmark.

Please Note: This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of phrases or terminology such as “may,” “believes,” “estimates,” “projects”,” well positioned,” “feels,” and “plans” or other similar words or the negative of such terminology. Similarly, descriptions of Mannatech’s objectives, strategies, plans, goals or targets contained herein are also considered forward-looking statements. Mannatech believes this release should be read in conjunction with all of its filings with the Securities and Exchange Commission and cautions its readers that these forward-looking statements are subject to certain events, risks, uncertainties, and other factors. Some of these factors include, among others, Mannatech’s inability to attract and retain associates and members, increases in competition, litigation, regulatory changes, and its planned growth into new international markets. Although Mannatech believes that its expectations, statements, and assumptions reflected in these forward-looking statements are reasonable, it cautions its readers to always consider all of the risk factors and any other cautionary statements carefully in evaluating each forward-looking statement in this release, as well as those set forth in its latest Annual Report on Form 10-K, and other filings filed with the Securities and Exchange Commission, including its current reports on Form 8-K. All of the forward-looking statements contained herein speak only as of the date of this release.

Contact Information:

Steve Fenstermacher, CFO

Investor Relations

972-471-6512

ir@mannatech.com

MANNATECH, INCORPORATED

CONSOLIDATED BALANCE SHEETS – (UNAUDITED)

(in thousands, except share amounts)

	December 31, 2004	June 30, 2005
ASSETS
Cash and cash equivalents	$44,198	$55,328
Short-term investments	—	2,377
Restricted cash	393	287
Income tax receivable	4,161	—
Accounts receivable	392	1,136
Inventories, net	13,157	18,538
Prepaid expenses and other current assets	3,188	2,488
Deferred tax assets	1,850	1,718
Notes receivable from affiliate	144	148

Total current assets	67,483	82,020
Long-term investments	17,073	14,942
Property and equipment, net	10,013	14,165
Restricted cash	1,571	930
Other assets	1,203	1,134
Deferred tax assets	1,003	1,001

Total assets	$98,346	$114,192

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable	$2,227	$1,236
Accrued expenses	20,389	19,039
Commissions payable	12,718	19,699
Taxes payable	1,930	4,354
Deferred revenue	2,256	5,575
Accrued severance related to former executives	375	292
Current portion of capital leases	8	9

Total current liabilities	39,903	50,204
Long-term royalties due to an affiliate	1,658	3,588
Long-term liabilities	530	515
Capital leases, excluding current portion	26	20
Deferred tax liabilities	4	4

Total liabilities	42,121	54,331

Commitments and contingencies

Shareholders’ equity:

Preferred stock, $0.01 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 99,000,000 shares authorized, 27,115,440 shares issued and 27,041,125 outstanding in 2004 and 27,260,172 shares issued and 26,983,672 outstanding in 2005	3	3
Additional paid-in capital	34,917	35,774
Retained earnings	21,672	28,363
Accumulated other comprehensive income (loss)	195	(489)

	56,787	63,651
Less treasury stock, at cost, 74,315 shares in 2004 and 276,500 shares in 2005	(562)	(3,790)

Total shareholders’ equity	56,225	59,861

Total liabilities and shareholders’ equity	$98,346	$114,192

MANNATECH, INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS – (UNAUDITED)

(in thousands, except per share information)

	Three months ended June 30,		Six months ended June 30,
	2004	2005	2004	2005
Net sales	$74,318	$102,599	$132,705	$187,744
Cost of sales	11,283	15,778	19,940	28,708
Commissions and incentives	34,139	47,360	60,005	84,924

	45,422	63,138	79,945	113,632

Gross profit	28,896	39,461	52,760	74,112
Operating expenses:
Selling and administrative expenses	11,526	16,340	23,831	32,460
Other operating costs	8,342	13,250	15,326	24,170

Total operating expenses	19,868	29,590	39,157	56,630

Income from operations	9,028	9,871	13,603	17,482

Interest income	155	453	293	785
Interest expense	(15)	—	(16)	—
Other expense, net	(755)	(808)	(847)	(900)

Income before income taxes	8,413	9,516	13,033	17,367
Income taxes	(2,839)	(3,699)	(4,354)	(6,888)

Net income	$5,574	$5,817	$8,679	$10,479

Earnings per common share:
Basic	$0.21	$0.22	$0.33	$0.39
Diluted	$0.20	$0.21	$0.32	$0.38

Weighted-average common shares outstanding:
Basic	26,343	27,073	26,289	27,085
Diluted	27,389	27,918	27,380	27,963